UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 15, 2010

SecureCare Technologies, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	0-29804	82-0255758

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	Identification Number)

1617 W. 6th Street, Suite C, Austin Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 447-3700

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2010, the Board of Directors of SecureCare Technologies, Inc. (the Company) informed David Vineyard, the Companys Chief Technology Officer, that as a result of an internal management and cost restructuring, that his last day of employment with the Company was January 15, 2010. Mr. Vineyard did not have an employment agreement with the Company. The Company has agreed to pay Mr. Vineyard four weeks of severance pay, totaling $9,500 in gross pay, payable in two installments on January 31, 2010 and February 15, 2010.

The Company has not determined if it will fill Mr. Vineyard's position.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2010

SecureCare Technologies, Inc.

By:	/s/ NEIL BURLEY

Name:	Neil Burley
Title:	Chief Financial Officer and Principal Financial Officer and Interim President and Chief Executive Officer